UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  March 31, 2023

Commission File Number:  001-32420

Charlie's Holdings, Inc.
(Exact name of registrant as specified in its charter.)

Nevada	84-1575085
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

1007 Brioso Drive, Costa Mesa, California 92627
(Address of principal executive offices)

949-203-3500
(Registrant's Telephone number)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2)

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act: None

Item 3.03 Material Modification to Rights of Security Holders.

The information disclosed in Item 5.03 is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

The Board of Directors and the holders of a majority of the Series A Convertible Preferred Stock of Charlie’s Holdings, Inc. (the “Company”) approved an amendment (the “Amendment”) to the Company’s Certificate of Designations, Preferences, and Rights of the outstanding shares of Series A Convertible Preferred Stock (the “Certificate of Designations”). The Amendment (i) adds the New York Stock Exchange and the NYSE American markets to the list of national security exchanges that would satisfy the condition in Section 4(b)(i) of the Certificate of Designations which, upon a listing on such exchanges, causes an automatic conversion of the Series A Convertible Preferred Stock into shares of common stock and (ii) increases the amount of Permitted Indebtedness (as defined in the Certificate of Designations) from $2.5 million to an amount not to exceed $6.0 million. The Amendment was effectuated through the filing of the Certificate of Amendment with the Secretary of the State of Nevada on March 31, 2023 and effective on such date.

The foregoing description of the Amendment does not purport to be complete, and is qualified in its entirety by reference to the full text of the Certificate of Amendment, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01(d)         Financial Statements and Exhibits.

Exhibit 3.1	Certificate of Amendment to the Certificate of Designations, Preferences and Rights of the Series A Convertible Preferred Stock of Charlie’s Holdings, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Charlie's Holdings, Inc.

Date: April 4, 2023	By:	/s/ Ryan Stump
Ryan Stump
Chief Operating Officer